Articles of Amendment
                                     to
                          Articles of Incorporation
                                     of
                             Abcor Products, Inc.
    -----------------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                   J66894
                 (Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

CRSI Group, Inc.

AMENDMENTS ADOPTED (OTHER THAN NAME CHANGE):

Article IV, CAPITAL STOCK, is amended to read as follows:

Article IV, CAPITAL STOCK. The Corporation is authorized to issue Two Hundred Five Million (205,000,000) shares of capital stock, consisting of Two Hundred Million (200,000,000) common shares, no par value, and Five Million (5,000,000) preferred shares, no par value. The board of directors may provide for the issuance of the preferred shares in one or more series, and may determine the preferences, limitations and relative rights of each such series, by filings articles of amendment pursuant to Section 607.0602 of the Florida Business Corporation Act.

The date of each amendment adoption: July 12, 2005.

Effective date, if applicable:

Adoption of amendment(s)       (CHECK ONE)

   [X] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.


Signed this 8th day of August, 2005.

Signature /s/ Jeremy Feakins
          -------------------------
          Jeremy Feakins
          President